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EXHIBIT 99.2

Statement Under Oath of Principal Financial Officer
of Smurfit-Stone Container Corporation
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Charles A. Hinrichs, state and attest that:

          (1)  To the best of my knowledge, based upon a review of the covered reports of Smurfit-Stone Container Corporation, and, except as corrected or supplemented in a subsequent covered report:

  •
  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

  •
  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

          (2)  I have reviewed the contents of this statement with the Audit Committee of Smurfit-Stone Container Corporation.

          (3)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  •
  Annual Report on Form 10-K for the year ended December 31, 2001 of Smurfit-Stone Container Corporation;

  •
  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Smurfit-Stone Container Corporation filed with the Securities and Exchange Commission subsequent to the filing of the Form 10-K identified above; and

  •
  any amendments to any of the foregoing.

Subscribed and sworn to before me this 9th day of August, 2002.
/s/ CHARLES A. HINRICHS
Charles A. Hinrichs	/s/ JACQUELINE C. BROCKELMEYER
August 9, 2002	Jacqueline C. Brockelmeyer
Notary Public
My Commission Expires:
9/1/2005

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Statement Under Oath of Principal Financial Officer of Smurfit-Stone Container Corporation Regarding Facts and Circumstances Relating to Exchange Act Filings